SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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|X|	Soliciting Material Pursuant to Sec. 240.14a-12.

BlackRock Investment Quality Municipal Income Trust
BlackRock New Jersey Investment Quality Municipal Trust, Inc.
BlackRock New York Investment Quality Municipal Trust, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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BlackRock Announces Board Approval of Prospective Registered Closed-End Fund Liquidations

New York, February 10, 2012 – BlackRock Advisors, LLC today announced that the Boards of Directors/Trustees of BlackRock Investment Quality Municipal Income Trust (NYSE Amex:RFA) BlackRock New Jersey Investment Quality Municipal Trust, Inc. (NYSE Amex:RNJ) and BlackRock New York Investment Quality Municipal Trust, Inc. (NYSE Amex:RNY) (each, a “Fund”) have approved submitting a Plan of Liquidation and Dissolution (a "Plan") to each Fund’s shareholders for their consideration and approval.  BlackRock Advisors, LLC is the investment adviser to the Funds.

With regard to each Fund, if shareholders approve the Plan, BlackRock Advisors, LLC will begin the orderly liquidation of the Fund’s assets, and will determine and pay, or reserve for, all known liabilities and obligations of the Fund.  As part of the liquidation, each Fund anticipates that the full amount of the liquidation preference will be paid on the Fund’s auction rate preferred shares.  Thereafter, each Fund will make one or more liquidating distributions to the Fund’s common shareholders. Such distributions will be paid in cash. Each Fund’s Plan is independent and the approval of a Plan by one Fund’s shareholders is not contingent on the approval of a Plan by another Fund’s shareholders.

Additional Information and Where to Find It

Each Fund and its trustees and certain executive officers may be deemed to be participants in the solicitation of proxies from shareholders in connection with the approval of the Plan (the "Special Meeting"). Each Fund plans to file a proxy statement with the Securities and Exchange Commission (the "SEC") in connection with the solicitation of proxies for approval of the Plan (the "Proxy Statement"). Information regarding the names of each Fund's trustees and executive officers and their respective interests in the Fund by security holdings or otherwise is set forth in the Fund's proxy statement, as supplemented, relating to the Fund's 2011 Annual Meeting of Shareholders, which may be obtained free of charge from the SEC's website at http://www.sec.gov. Additional information regarding the interests of such potential participants will be included in the Proxy Statement and other relevant documents to be filed with the SEC in connection with the Special Meeting.

Promptly after filing its definitive Proxy Statement with the SEC, each Fund will mail the definitive Proxy Statement and a proxy card to each shareholder entitled to vote at Special Meeting. SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT THE FUND WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders will be able to obtain, free of charge, copies of the Proxy Statement and any other documents filed by the Fund with the SEC in connection with the Special Meeting from the SEC's website at http://www.sec.gov or by contacting the Fund at Park Avenue Plaza, 55 East 52nd Street, New York, New York 10055.

About BlackRock

BlackRock is a leader in investment management, risk management and advisory services for institutional and retail clients worldwide. At December 31, 2011, BlackRock’s AUM was $3.513 trillion. BlackRock offers products that span the risk spectrum to meet clients’ needs, including active, enhanced and index strategies across markets and asset classes. Products are offered in a variety of structures including separate accounts, mutual funds, iShares® (exchange-traded funds), and other pooled investment vehicles. BlackRock also offers risk management, advisory and enterprise investment system services to a broad base of institutional investors through BlackRock Solutions®. Headquartered in New York City, as of December 31, 2011, the firm has approximately 10,100 employees in 27 countries and a major presence in key global markets, including North and South America, Europe, Asia, Australia and the Middle East and Africa. For additional information, please visit BlackRock’s website at www.blackrock.com.

Forward-Looking Statements

This press release, and other statements that BlackRock may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to BlackRock’s future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” or similar expressions.

BlackRock cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time.  Forward-looking statements speak only as of the date they are made, and BlackRock assumes no duty to and does not undertake to update forward-looking statements.  Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

With respect to each Fund, the following factors, among others, could cause actual events to differ materially from forward-looking statements or historical performance: (1) changes and volatility in political, economic or industry conditions, the interest rate environment, foreign exchange rates or financial and capital markets, which could result in changes in demand for the fund or in the fund’s net asset value; (2) the relative and absolute investment performance of the fund and its investments; (3) the impact of increased competition; (4) the unfavorable resolution of any legal proceedings; (5) the extent and timing of any distributions or share repurchases; (6) the impact, extent and timing of technological changes; (7) the impact of legislative and regulatory actions and reforms, including the Dodd-Frank Wall Street Reform and Consumer Protection Act, and regulatory, supervisory or enforcement actions of government agencies relating to the fund or BlackRock, as applicable; (8) terrorist activities, international hostilities and natural disasters, which may adversely affect the general economy, domestic and local financial and capital markets, specific industries or BlackRock; (9) BlackRock’s ability to attract and retain highly talented professionals; (10) the impact of BlackRock electing to provide support to its products from time to time; (11) the impact of problems at other financial institutions or the failure or negative performance of products at other financial institutions; and (12) the ability of BlackRock to integrate the operations of Barclays Global Investors.

Annual and Semi-Annual Reports and other regulatory filings of the funds with the SEC are accessible on the SEC's website at www.sec.gov and on BlackRock’s website at www.blackrock.com, and may discuss these or other factors that affect the funds. The information contained on BlackRock’s website is not a part of this press release.

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